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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Foundation Health Systems, Inc., (i) Registration Statement No. 33-74780 on Form S-8, (ii) Registration Statement No. 333-24621 on Form S-8, (iii) Registration Statement No. 33-90976 on Form S-8 and (iv) Registration Statement No. 333-35193 on Form S-8, of our report dated June 24, 1998, appearing in this Annual Report on Form 11-K of the Foundation Health Corporation Profit Sharing and 401(k) Plan for the year ending December 31, 1997.


Deloitte & Touche LLP

Sacramento, California
June 24, 1998